STRUCTURED INVESTMENTS

Client Strategy Guide: November 2013 Offerings

Amendment No. 1 dated November 15, 2013 to
Free Writing Prospectus Dated November 13, 2013 Registration Statement No.
333-178081 Filed Pursuant to Rule 433

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Client Strategy Guide: November 2013 Offerings

Table of Contents

Important Information Regarding Offering Documents  page 3 Selected Features and
Risk Disclosures  page 4 Structured Investments Spectrum  page 5

Leveraged Performance

Dual Directional Trigger PLUS(SM) based on the iShares([R]) MSCI Emerging
Markets ETF (EEM) by Morgan Stanley page 18 Dual Directional Trigger PLUS(SM)
based on the SandP 500([R]) Index (SPX) by Morgan Stanley page 20 Dual
Directional Trigger PLUS(SM) based on the EURO STOXX 50([R]) Index (SX5E) by
Morgan Stanley page 22

Market-Linked   Notes Based on the Average Value on Quarterly Determination
Dates of an Equally Weighted Basket Composed of the iShares([R]) MSCI EAFE ETF

(EFA), the iShares([R]) MSCI Emerging Markets ETF (EEM) and the WisdomTree
Japan Hedged Equity Fund (DXJ) by Morgan Stanley page 24
Market Linked Notes (SM)
Commodity-Linked   Notes based on Dow Jones-UBS  Commodity Index   (DJUBS) by
Morgan Stanley page 26 Market-Linked  Notes Based on the SandP 500([R]) Index
(SPX) by Morgan Stanley page 28

Market-Linked  Deposits -  FDIC Insured

Selected Risks and Considerations page 32

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                          Page 2

Client Strategy Guide: November 2013 Offerings

Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through
Morgan Stanley Wealth Management through the date when the ticketing closes for each offering. Morgan Stanley Wealth Management or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering. The information set forth herein provides only a summary of terms and does not contain the complete terms and conditions for any offering of an SEC Registered
Offering or a Market-Linked Certificate of Deposit. You should read the complete offering materials referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (or SEC), for the
offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at
www.sec.gov.

[] For Registered Offerings Issued by Morgan Stanley: Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively, Morgan Stanley Wealth Management will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley.com or by calling your Financial Advisor.

The securities described herein (other than the market-linked certificates of deposit) are not bank deposits and are not insured by the Federal Deposit
Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market-Linked Certificates of Deposit (MLDs)

MLDs are not SEC registered offerings. Before you invest in any MLD, you should read the complete offering materials applicable to such MLD. For indicative terms and conditions on any Market-Linked Certificate of Deposit, please contact your Morgan Stanley Financial Advisor or call the toll-free number
1-800-584-6837.
Each issuer listed above is the issuer for offerings only where expressly identified. None of the issuers are responsible for the filings made with the
SEC by the other issuers identified in this document.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                          Page 3

Client Strategy Guide: November 2013 Offerings

Selected Features and Risk Disclosures

Features
Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance Such features may include: o Varying levels of exposure to potential capital appreciation or depreciation o Returns based on a defined formula o Variety of underlying assets, including equities, commodities, currencies and interest rates o
Minimum investment of $1,000,  unless otherwise noted

Key Risks
An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks and Considerations" section at the end of this brochure for a fuller description of these risk factors.
The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity.
In addition, we expect that the secondary market price of a Structured
Investment will be adversely affected by the fact that the issue price of the
Structured Investment includes the agent's commissions and expected profit.
Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.
Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.
Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.
Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where repayment of principal is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.
Structured Investments that provide for repayment of principal typically do not make periodic interest payments. Unlike ordinary debt securities, Structured
Investments that provide for repayment of principal typically do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount, if any, based on the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.
You may receive only the principal amount at maturity for Structured
Investments that provide for repayment of principal. Because the supplemental redemption amount due at maturity on these Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. Such activity could adversely affect the payouts to investors on Structured Investments.
The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment, you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                          Page 4

Client Strategy Guide: November 2013 Offerings

Structured Investments Spectrum

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives -- Market-Linked Deposits -- FDIC Insured, Market-Linked
Notes, Partial Principal at Risk Securities, Enhanced Yield, Leveraged
Performance and Access.

Market-Linked Deposits -- FDIC Insured combine the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

Market-Linked Notes combine the repayment of all principal at maturity subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset. Market-Linked Notes do not have the benefit of FDIC insurance.

Partial Principal at Risk Securities combine the repayment of some principal at maturity, subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

[] May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk.

[] May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to issuer credit risk.

[] May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to risk a portion of their principal and forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

[] May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

[] May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

[] May be appropriate for investors interested in diversification of, and exposure to, difficult to access underlying asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                          Page 5

Client Strategy Guide: November 2013 Offerings

[Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted] [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

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Client Strategy Guide: November 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                          Page 7

Client Strategy Guide: November 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

Client Strategy Guide: November 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                          Page 9

Client Strategy Guide: November 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                         Page 10

Client Strategy Guide: November 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                         Page 11

Client Strategy Guide: November 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                         Page 12

Client Strategy Guide: November 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                         Page 13

Client Strategy Guide: November 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                         Page 14

Client Strategy Guide: November 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                         Page 15

Client Strategy Guide: November 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                         Page 16

Client Strategy Guide: November 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                         Page 17

Client Strategy Guide: November 2013 Offerings

Opportunities in U.S. Equities

Leveraged Performance [] Dual Directional Trigger PLUS(SM) based on the SandP
500([R]) Index (SPX) by Morgan Stanley

Strategy Overview

[] Uncapped leveraged exposure to, and limited protection against negative performance of, the underlying index; possibility of substantial loss of principal [] Leverage feature only applies if the underlying index appreciates

[] Unleveraged positive return for a certain range of negative performance of the underlying index from the pricing date to the valuation date only if the underlying index closes at or above the specified trigger level on the valuation date [] May be appropriate for investors who wish to outperform the underlying index in a moderately bullish or moderately bearish scenario
See "Risk Considerations" below

How do the Dual Directional Trigger PLUS(SM) Work?

The Dual Directional Trigger PLUS, or "Trigger PLUS," are unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the applicable product supplement for PLUS, index supplement and prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if the SandP 500([R])
Index, which the issuer refers to as the underlying index, has appreciated in value, investors will receive the stated principal amount of their investment plus moderately leveraged upside performance of the underlying index. If the underlying index has depreciated in value but by no more than 35%, investors will receive the stated principal amount of their investment plus an unleveraged positive return equal to the absolute value of the percentage decline, which will effectively be limited to a positive 35% return. However, if the underlying index has depreciated by more than 35% in value, investors will be negatively exposed to the full amount of the percentage decline in the underlying index and will lose 1% of the stated principal amount for every 1%
of decline, without any buffer. The Trigger PLUS are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income in exchange for the moderate upside leverage and absolute return features that in each case apply to a limited range of performance of the underlying index. Investors may lose their entire initial investment in the
Trigger PLUS. These long-dated Trigger PLUS are notes issued as part of Morgan
Stanley's Series F Global Medium-Term Notes program.
The Trigger PLUS differ from the PLUS described in the applicable product supplement for PLUS in that the Trigger PLUS offer the potential for a positive return at maturity if the underlying index depreciates by up to 35%. The
Trigger PLUS are not the Buffered PLUS described in the applicable product supplement for PLUS. Unlike the Buffered PLUS, the Trigger PLUS do not provide any protection if the underlying index depreciates by more than 35%.
All payments are subject to the credit risk of Morgan Stanley. If Morgan
Stanley defaults on its obligations, you could lose some or all of your investment. These Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

Risk Considerations

[] You may lose your entire investment in the Trigger PLUS at maturity
[] Full downside exposure to the underlying index without buffer if the underlying index closes below the trigger level on the valuation date [] Does not provide for current income; no interest payments [] The market price of the
Trigger PLUS will be influenced by many unpredictable factors
[] The Trigger PLUS are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS
[] The amount payable on the Trigger PLUS is not linked to the value of the underlying index at any time other than the valuation date [] Investing in the
Trigger PLUS is not equivalent to investing in the underlying index []
Adjustments to the underlying index could adversely affect the value of the
Trigger PLUS

[] The rate the issuer is willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by its secondary market credit spreads and advantageous to the issuer. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Trigger PLUS in the original issue price reduce the economic terms of the Trigger PLUS, cause the estimated value of the Trigger PLUS to be less than the original issue price and will adversely affect secondary market prices
[] The estimated value of the Trigger PLUS is determined by reference to the issuer's pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price [] The Trigger
PLUS will not be listed on any securities exchange and secondary trading may be limited [] The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the Trigger PLUS
[] Hedging and trading activity by the issuer's subsidiaries could potentially adversely affect the value of the Trigger PLUS
[] The historical performance of the underlying index is not an indication of future performance
Additional risk factors can be found in the applicable pricing supplement and the following pages of this document

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                         Page 20

Client Strategy Guide: November 2013 Offerings

Key Terms of the Dual Directional Trigger PLUS(SM)
====================================================================================================================================
====================================================================
Issuer                              Morgan Stanley
===================================
Underlying Index                    SandP 500([R]) Index (SPX)
===================================
Maturity Date                       November , 2019 (approximately 6 years)
===================================
Leverage Factor                     110%
===================================

Trigger Level                       65% of the Initial Index Value
===================================

Payment at Maturity                 []  If the Final Index Value is greater than the Initial Index Value:
                                           $10 + Leveraged Upside Payment
                                    []  If the Final Index Value is less than or equal to the Initial Index Value but is greater than or equal to the Trigger Level:
                                           $10 + ($10 [] Absolute Index Return)
                                           In this scenario, you will receive a 1% positive return on the Trigger PLUS for each 1%
 negative return on the Underlying Index. In no event will this amount exceed the Stated Principal Amount plus $3.50.
                                    []  If the Final Index Value is less than the Trigger Level:
                                           $10 [] Index Performance Factor
                                           This amount will be less than the Stated Principal Amount of $10, and will represent a loss of at least 35%, and possibly all, of your investment.
=================================== ---
Leveraged Upside Payment            $10 x Leverage Factor x Index Percent Change
===================================
Index Percent Change                (Final Index Value -- Initial Index Value ) / Initial Index Value
===================================
Index Performance Factor            Final Index Value / Initial Index Value
===================================
Absolute Index Return               The absolute value of the Index Percent Change. For example, a -5% Index Percent Change will result in a +5% Absolute Index Return.
===================================
Initial Index Value                 The Index Closing Value on the Pricing Date
===================================
Final Index Value                   The Index Closing Value on the Valuation Date
===================================
Valuation Date                      November , 2019, subject to postponement for non-index business days and certain market disruption events
===================================
Issue Price/Stated Principal Amount $10 per Trigger PLUS
===================================
No listing                          The Trigger PLUS will not be listed on any securities exchange.
===================================
Expected Pricing Date(1)            This offering is expected to close for ticketing on Friday, November 29, 2013

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                         Page 21

Client Strategy Guide: November 2013 Offerings

Opportunities in International Equities

                                               [] Dual Directional Trigger
PLUS(SM) based on the EURO STOXX 50([R]) Index (SX5E) by Morgan Leveraged
Performance Stanley

Strategy Overview

[] Uncapped leveraged exposure to, and limited protection against negative performance of, the underlying index; possibility of substantial loss of principal [] Leverage feature only applies if the underlying index appreciates

[] Unleveraged positive return for a certain range of negative performance of the underlying index from the pricing date to the valuation date only if the underlying index closes at or above the specified trigger level on the valuation date [] May be appropriate for investors who wish to outperform the underlying index in a moderately bullish or moderately bearish scenario
See "Risk Considerations" below

How do the Dual Directional Trigger PLUS(SM) Work?

The Dual Directional Trigger PLUS, or "Trigger PLUS," are unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the applicable product supplement for PLUS, index supplement and prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if the EURO STOXX
50([R]) Index, which the issuer refers to as the underlying index, has appreciated in value, investors will receive the stated principal amount of their investment plus moderately leveraged upside performance of the underlying index. If the underlying index has depreciated in value but by no more than
35%, investors will receive the stated principal amount of their investment plus an unleveraged positive return equal to the absolute value of the percentage decline, which will effectively be limited to a positive 35% return.
However, if the underlying index has depreciated by more than 35% in value, investors will be negatively exposed to the full amount of the percentage decline in the underlying index and will lose 1% of the stated principal amount for every 1% of decline, without any buffer. The Trigger PLUS are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income in exchange for the moderate upside leverage and absolute return features that in each case apply to a limited range of performance of the underlying index. Investors may lose their entire initial investment in the Trigger PLUS. These long-dated Trigger PLUS are notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. The
Trigger PLUS differ from the PLUS described in the applicable product supplement for PLUS in that the Trigger PLUS offer the potential for a positive return at maturity if the underlying index depreciates by up to 35%. The
Trigger PLUS are not the Buffered PLUS described in the applicable product supplement for PLUS. Unlike the Buffered PLUS, the Trigger PLUS do not provide any protection if the underlying index depreciates by more than 35%. All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment.
These Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

Risk Considerations

[] You may lose your entire investment in the Trigger PLUS at maturity
[] Full downside exposure to the underlying index without buffer if the underlying index closes below the trigger level on the valuation date [] Does not provide for current income; no interest payments [] The market price of the
Trigger PLUS will be influenced by many unpredictable factors
[] The Trigger PLUS are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS
[] The amount payable on the Trigger PLUS is not linked to the value of the underlying index at any time other than the valuation date [] Investing in the
Trigger PLUS is not equivalent to investing in the underlying index []
Adjustments to the underlying index could adversely affect the value of the
Trigger PLUS
[] Risks associated with investments in securities linked to foreign equity securities

[] The rate the issuer is willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by its secondary market credit spreads and advantageous to the issuer. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Trigger PLUS in the original issue price reduce the economic terms of the Trigger PLUS, cause the estimated value of the Trigger PLUS to be less than the original issue price and will adversely affect secondary market prices
[] The estimated value of the Trigger PLUS is determined by reference to the issuer's pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price [] The Trigger
PLUS will not be listed on any securities exchange and secondary trading may be limited [] The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the Trigger PLUS
[] Hedging and trading activity by the issuer's subsidiaries could potentially adversely affect the value of the Trigger PLUS
[] The historical performance of the underlying index is not an indication of future performance
Additional risk factors can be found in the applicable pricing supplement and the following pages of this document

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                         Page 22

Client Strategy Guide: November 2013 Offerings

Key Terms of the Dual Directional Trigger PLUS(SM)
====================================================================================================================================
Issuer                              Morgan Stanley
===================================
Underlying Index                    EURO STOXX 50([R]) Index (SX5E)
===================================
Maturity Date                       May   , 2019 (approximately 5.5 years)
=================================== ---
Leverage Factor                     125%
===================================
Trigger Level                       65% of the Initial Index Value
===================================
Payment at Maturity                 []  If the Final Index Value is greater than the Initial Index Value:
                                           $10 + Leveraged Upside Payment
                                    []  If the Final Index Value is less than or equal to the Initial Index Value but is greater than or equal to the Trigger Level:
                                           $10 + ($10 [] Absolute Index Return)
                                           In this scenario, you will receive a 1% positive return on the Trigger PLUS for each 1%
 negative return on the Underlying Index. In no event will this amount exceed the Stated Principal Amount plus $3.50.
                                    []  If the Final Index Value is less than the Trigger Level:
                                           $10 [] Index Performance Factor
                                           This amount will be less than the Stated Principal Amount of $10, and will represent a loss of at least 35%, and possibly all, of your investment.
=================================== ---
Leveraged Upside Payment            $10 x Leverage Factor x Index Percent Change
===================================
Index Percent Change                (Final Index Value -- Initial Index Value ) / Initial Index Value
===================================
Index Performance Factor            Final Index Value / Initial Index Value
===================================
Absolute Index Return               The absolute value of the Index Percent Change. For example, a -5% Index Percent Change will result in a +5% Absolute Index Return.
===================================
Initial Index Value                 The Index Closing Value on the Pricing Date
===================================
Final Index Value                   The Index Closing Value on the Valuation Date
===================================
Valuation Date                      May   , 2019, subject to postponement for non-index business days and certain market disruption events
=================================== ---
Issue Price/Stated Principal Amount $10 per Trigger PLUS
===================================
No listing                          The Trigger PLUS will not be listed on any securities exchange.
===================================
Expected Pricing Date(1)            This offering is expected to close for ticketing on Friday, November 29, 2013

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                         Page 23

Client Strategy Guide: November 2013 Offerings

Opportunities in International Equities

Market Linked Notes

[] Market-Linked Notes Based on the Average Value on Quarterly Determination
Dates of an Equally Weighted Basket Composed of the iShares([R]) MSCI EAFE ETF
(EFA), the iShares([R]) MSCI Emerging Markets ETF (EEM) and the WisdomTree
Japan Hedged Equity Fund (DXJ) by Morgan Stanley

Strategy Overview

[] Opportunity to gain exposure to the three international equity
exchange-traded   funds [] Repayment of principal at maturity
[] The averaging feature means that any positive return based on the notes will be based on the average of the basket closing values of the basket components on 22 determination dates that occur each quarter during the term of the notes.
Although investors can benefit from the averaging feature when the underlying basket appreciates during the term of the notes but drops at maturity, the averaging feature can also reduce upside performance of the notes in bullish markets.
[] No exposure to any decline of the average basket closing value below the initial basket value if the notes are held to maturity
See "Risk Considerations" below

How do the Market Linked Notes Work?

The notes are unsecured obligations of Morgan Stanley, will pay no interest and will have the terms described in the applicable prospectus supplement, index supplement and prospectus, as supplemented and modified by the applicable pricing supplement. At maturity, the issuer will pay per note the stated
principal amount of $10 plus a supplemental redemption amount, if any, based on the arithmetic average of the closing value of a basket of three exchange traded funds on the 23 quarterly determination dates over the term of the notes. These long-dated notes are for investors who are concerned about principal risk but seek a return based on a basket of international equity
ETFs, and who are willing to forgo current income in exchange for the repayment of principal at maturity plus a supplemental redemption amount, if any, based on an average of the basket closing values on the 23 determination dates. The notes are notes issued as part of Morgan Stanley's Series F Global Medium-Term
Notes program.
All payments are subject to the credit risk of Morgan Stanley. If Morgan
Stanley defaults on its obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

Risk Considerations

[] The notes do not pay interest and may not pay more than the stated principal amount at maturity
[] The supplemental redemption amount, if any, is based on the arithmetic average of the basket closing values on the 23 determination dates over the term of the notes and therefore the payment at maturity may be less than if it were based solely on the basket closing value on the final determination date
[] Changes in the price of one or more of the basket components may offset each other [] Does not provide for current income; no interest payments [] The market price of the notes will be influenced by many unpredictable factors
[] The notes are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the notes
[] Risks associated with investments in securities, such as the notes, linked to the value of foreign (and especially emerging markets) equity securities []
The prices of the iShares([R]) MSCI Emerging Markets ETF (the "EEM shares") and the iShares([R]) MSCI EAFE ETF (the "EFA Shares") are subject to currency exchange risk [] The currency hedge risk employed by the DXJ Shares may not sufficiently reduce its exposure to currency fluctuations [] The performance of the WisdomTree Japan Hedged Equity Fund (the "DXJ Shares") will not likely benefit from the appreciation of the Japanese yen relative to the U. S.  dollar

[] The rate the issuer is willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by its secondary market credit spreads and advantageous to the issuer. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices [] The estimated value of the notes is determined by reference to the issuer's pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price[] Adjustments to the underlying shares or to the share underlying indices could adversely affect the value of the notes [] The underlying shares and the share underlying indices are different [] The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares []
Investing in the notes is not equivalent to investing in the underlying shares or the stocks composing the share underlying indices [] The notes will not be listed on any securities exchange and secondary trading may be limited [] The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the notes [] Hedging and trading activity by the issuer's subsidiaries could potentially adversely affect the value of the notes

Additional risk factors can be found in the applicable pricing supplement and the following pages of this document

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                         Page 24

Client Strategy Guide: November 2013 Offerings

Key Terms of the Market Linked Notes
==================================== ==================================================== ============= ==========================
Issuer                               Morgan Stanley
==================================== ---------------------------------------------------- ------------- --------------------------
                                     Basket Component                                     Ticker Symbol Basket Component Weighting
                                     ---------------------------------------------------- ------------- --------------------------
                                     Shares of the iShares([R]) MSCI EAFE ETF             EFA UP        33.3333%
                                     ---------------------------------------------------- ------------- --------------------------
Basket
                                     Shares of the iShares([R]) MSCI Emerging Markets ETF EEM UP        33.3333%
                                     ---------------------------------------------------- ------------- --------------------------
                                     Shares of the WisdomTree Japan Hedged Equity Fund    DXJ UP        33.3333%
==================================== ---------------------------------------------------- ------------- --------------------------
Maturity Date                         August , 2019 (approximately 5 years and 9 months)
=====================================
Payment at Maturity                   The payment due at maturity per $10 Stated Principal Amount will equal:
                                          $10 + Supplemental Redemption Amount, if any.
                                          In no event will the Payment at Maturity be less than $10 per note.
=====================================
Supplemental Redemption Amount        (i) $10 times (ii) the Average Basket Percent Change times (iii) the Participation Rate, provided that the Supplemental Redemption Amount will not be less than $0.
=====================================
Participation Rate                    100%
=====================================
Maximum Payment at Maturity           None
=====================================
Average Basket Closing Value          The arithmetic average of the basket closing values on the 23 specified Determination Dates over the term of the notes
=====================================
Average Basket Percent Change         (Average Basket Closing Value -- Initial Basket Value) / Initial Basket Value
=====================================
Initial Basket Value                  The Initial Basket Value will equal 100, which is equal to the sum of the product of (i) the initial share price of each basket component and (ii) the multiplier for such basket component, each as determined on the Pricing Date
=====================================
Basket Closing Value                  On any Determination Date, the sum of products of (i) the closing price of one share of each
 Basket Component on such date times the Adjustment Factor for such
                                      Basket Component on such date, aid (II) the multiplier for such Basket Component
=====================================
Multiplier                            The Multiplier for each Basket Component will be set on the Pricing Date so that each Basket
 Component will represent its applicable Basket Component weighting in the predetermined Initial Basket Value of 100.
=====================================
Adjustment Factor                     With respect to each Basket Component, 1.0, subject to adjustment in the event of certain events affecting the below components
=====================================
Determination Dates                   Quarterly on the day of each February, May, August and November, beginning on February , 2014.
 The Determination Dates are subject to postponement for
                                      non-index business days and certain market disruption events.
=====================================
Issue Price / Stated Principal Amount $10 per note
=====================================
No listing                            The notes will not be listed on any securities exchange.
=====================================
Expected Pricing Date(1)              This offering is expected to close for ticketing on Friday, November 29, 2013

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                         Page 25

Client Strategy Guide: November 2013 Offerings

Opportunities in Commodities

Market Linked Notes

[] Commodity-Linked   Notes Based on the Dow Jones--UBS Commodity Index(SM) by
Morgan Stanley

Strategy Overview

[] Opportunity to gain exposure to the Dow Jones-UBS  Commodity Index  (SM) []
Repayment of principal at maturity
[] 100% participation in any appreciation of the underlying commodity index over the term of the notes, subject to the maximum payment at maturity of
$2,000  of the stated principal amount [] No exposure to any decline of the underlying commodity index if the notes are held to maturity
See "Risk Considerations" below

How do the Market Linked Notes Work?

The notes are unsecured obligations of Morgan Stanley, will pay no interest and will have the terms described in the applicable prospectus supplement for commodity-linked notes and prospectus, as supplemented and modified by the applicable pricing supplement. At maturity, the issuer will pay per note the stated principal amount of $1,000 plus a supplemental redemption amount, if any, based on the value of the underlying commodity index on the determination date, subject to the maximum payment at maturity. These long-dated notes are for investors who are concerned about principal risk but seek a commodity index-based return, and who are willing to forgo current income and upside beyond the maximum payment at maturity in exchange for the repayment of principal at maturity plus the potential to receive a supplemental redemption amount, if any. The notes are notes issued as part of Morgan Stanley's Series F
Global Medium-Term Notes program. All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

[] The notes do not pay interest and may not pay more than the stated principal amount at maturity
[] The appreciation potential of the notes is limited by the maximum payment at maturity [] Does not provide for current income; no interest payments [] The market price of the notes will be influenced by many unpredictable factors
[] The notes are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the notes
[] Investments linked to commodities are subject to sharp fluctuations in commodity prices [] Higher future prices of the index commodities relative to their current prices may adversely affect the value of the underlying commodity index and the value of the notes [] An investment linked to commodity futures contracts is not equivalent to an investment linked to the spot prices of physical commodities [] Suspension or disruptions of market trading in commodity and related futures markets could adversely affect the price of the notes [] Adjustments to the underlying commodity index could adversely affect the value of the notes [] The amount payable on the notes is not linked to the index value at any time other than the determination date [] Investing in the notes is not equivalent to investing in the underlying commodity index

[] The rate Morgan Stanley is willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by
Morgan Stanley's secondary market credit spreads and advantageous to Morgan
Stanley.  Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices [] The estimated value of the notes is determined by reference to the issuer's pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price[] Investing in the notes is not equivalent to investing in the underlying commodity or in futures contracts or forward contracts on the underlying commodity [] Legal and regulatory changes could adversely affect the return on and value of your notes
[] The notes will not be listed on any securities exchange and secondary trading may be limited [] The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the notes [] Hedging and trading activity by the issuer's subsidiaries could potentially adversely affect the value of the notes [] The historical performance of the underlying index is not an indication of future performance
Additional risk factors can be found in the applicable pricing supplement and the following pages of this document

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                         Page 26

Client Strategy Guide: November 2013 Offerings

Key Terms of the Market Linked Notes
====================================
Issuer                               Morgan Stanley
====================================
Underlying Commodity Index           Dow Jones-UBS Commodity Index(SM) (DJUBS)
====================================
Maturity Date                        December , 2020 (approximately 7 years)
====================================
Payment at Maturity                  The payment due at maturity per $1,000 Stated Principal Amount will equal:
                                         $1,000 + Supplemental Redemption Amount, if any.
                                         In no event will the Payment at Maturity be less than the Stated Principal Amount or greater than the Maximum Payment at Maturity
====================================
Supplemental Redemption Amount       (i) $1,000 times (ii) the Commodity Percent Change times (iii) the Participation Rate, provided that the Supplemental Redemption Amount will not be less than zero or greater than $1,000 per note
====================================
Participation Rate                   100%
====================================
Maximum Payment at Maturity          $2,000 per note (200% of the Stated Principal Amount)
====================================
Commodity Percent Change             (Final Index Value -- Initial Index Value) / Initial Index Value
====================================
Initial Index Value                  The official settlement price of the Underlying Commodity Index on the Pricing Date, subject to postponement for non-index business days and certain market disruption events
====================================
Final Index Value                    The official settlement price of the Underlying Commodity Index on the Determination Date
====================================
Determination Date                   December , 2020, subject to postponement for non-index business days and certain market disruption events
====================================
Issue Price/Stated Principal Amount  $1,000 per note
====================================
No listing                           The notes will not be listed on any securities exchange.
====================================
Expected Pricing Date(1)             This offering is expected to close for ticketing on Friday, November 29, 2013

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                         Page 27

Client Strategy Guide: November 2013 Offerings

Opportunities in U.S. Equities

Market Linked Notes [] Market-Linked Notes based on the Dow Jones Industrial
Average(SM) (INDU) by Morgan Stanley

Strategy Overview

[] Opportunity to gain exposure to the underlying index [] Repayment of principal at maturity
[] 100% participation in any appreciation of the underlying index over the term
of the notes, subject to the maximum payment at maturity of $17.00   per note
(170% of the stated principal amount) [] No exposure to any decline of the underlying index if the notes are held to maturity
See "Risk Considerations" below

How do the Market Linked Notes Work?

The notes are unsecured obligations of Morgan Stanley, will pay no interest and will have the terms described in the applicable product supplement, index supplement and prospectus, as supplemented and modified by the applicable pricing supplement. At maturity, the issuer will pay per note the stated
principal amount of $10 plus a supplemental redemption amount, if any, based on the value of the underlying index on the determination date, subject to the maximum payment at maturity. These long-dated notes are for investors who are concerned about principal risk but seek an equity index-based return, and who are willing to forgo current income and upside beyond the maximum payment at maturity in exchange for the repayment of principal at maturity plus the potential to receive a supplemental redemption amount, if any. The notes are notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program.
All payments are subject to the credit risk of Morgan Stanley. If Morgan
Stanley defaults on its obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

Risk Considerations

[] The notes do not pay interest and may not pay more than the stated principal amount at maturity
[] The appreciation potential of the notes is limited by the maximum payment at maturity [] Does not provide for current income; no interest payments [] The market price of the notes will be influenced by many unpredictable factors
[] The notes are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the notes
[] The amount payable on the notes is not linked to the value of the underlying index at any time other than the determination date [] The rate the issuer is willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by its secondary market credit spreads and advantageous to the issuer. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices

[] The estimated value of the notes is determined by reference to the issuer's pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price[] Adjustments to the underlying index could adversely affect the value of the notes [] You have no shareholder rights [] Investing in the notes is not equivalent to investing in the underlying index [] The notes will not be listed on any securities exchange and secondary trading may be limited [] The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the notes []
Hedging and trading activity by the issuer's subsidiaries could potentially adversely affect the value of the notes [] The historical performance of the underlying index is not an indication of future performance
Additional risk factors can be found in the applicable pricing supplement and the following pages of this document

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                         Page 28

Client Strategy Guide: November 2013 Offerings

Key Terms of the Market Linked Notes
====================================
Issuer                               Morgan Stanley
====================================
Underlying Index                     Dow Jones Industrial Average(SM) (INDU)
====================================
Maturity Date                        November , 2020 (approximately 7 years)
====================================
Payment at Maturity                  The payment due at maturity per $10 Stated Principal Amount will equal:
                                         $10 + Supplemental Redemption Amount, if any.
                                         In no event will the Payment at Maturity be less than the Stated Principal Amount or greater than the Maximum Payment at Maturity.
====================================
Supplemental Redemption Amount       (i) $10 times (ii) the Index Percent Change times (iii) the Participation Rate, provided that the Supplemental Redemption Amount will not be less than $0 or greater than $7.00 per note
====================================
Participation Rate                   100%
====================================
Maximum Payment at Maturity          $17.00 (170% of the Stated Principal Amount)
====================================
Index Percent Change                 (Final Index Value -- Initial Index Value) / Initial Index Value
====================================
Initial Index Value                  The index closing value on the Pricing Date
====================================
Final Index Value                    The index closing value on the Determination Date
====================================
Determination Date                   November , 2020, subject to postponement for non-index business days and certain market disruption events
====================================

Issue Price/Stated Principal Amount  $10 per note
====================================
No listing                           The notes will not be listed on any securities exchange.
====================================

Expected Pricing Date(1)             This offering is expected to close for ticketing on Friday, November 29, 2013

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                         Page 29

Client Strategy Guide: November 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                         Page 30

Client Strategy Guide: November 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                         Page 31

Client Strategy Guide: November 2013 Offerings

Selected Risks and Considerations
An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk
All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. If the applicable issuer defaults on its obligations under the Structured Investment, the investor's investment would be at risk and an investor could lose some or all of its investment. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment.
Furthermore, unless issued as market-linked certificate of deposit, Structured
Investments are not bank deposits and are not insured by the Federal Deposit
Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk
The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.
You may receive less, and possibly significantly less, than the stated
principal amount if you sell your investments prior to maturity.

Liquidity Risk
There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for Structured Investments, the price at which you may be able to trade a Structured Investment is likely to depend on the price, if any, at which Morgan Stanley Wealth Management or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time
Morgan Stanley Wealth Management or any other broker dealer were not to make a market in Structured Investments, it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results
The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                         Page 32

Client Strategy Guide: November 2013 Offerings

Conflicts of Interest
The applicable issuer, its affiliates, Morgan Stanley Wealth Management and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Wealth Management or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked.
Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured Investments generally.
Any of these activities could affect the market value of a specific Structured
Investment or Structured Investments generally.

In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the periodic interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging and Trading Activity
Hedging and trading activity by the issuer and its subsidiaries and affiliates could potentially adversely affect the value of the Structured Investments.  We expect that the calculation agent and its affiliates for a particular
Structured Investment will carry out hedging activities related to that
Structured Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The issuer's subsidiaries and affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date and during the term of the Structured
Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions and Hedging Profits
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments.
Assuming no change in market conditions or any other relevant factors, the price, if any, at which any dealer is willing to purchase Structured
Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the
Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the dealer as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the principal amount of each MLD and, if applicable, the minimum index interest.
In the event that FDIC insurance payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Principal Amount of the MLDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the MLDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of an MLD. Except to the extent insured by the FDIC, the
MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                         Page 33

Client Strategy Guide: November 2013 Offerings

IMPORTANT INFORMATION AND QUALIFICATIONS:

This material was prepared by sales, trading or other non-research personnel of
Morgan Stanley Smith Barney LLC (together with its affiliates hereinafter,
"Morgan Stanley Wealth Management," or "the firm"). This material was not produced by a research analyst of Morgan Stanley and Co. LLC ("Morgan Stanley and
Co.") or Morgan Stanley Wealth Management, although it may refer to a Morgan
Stanley and Co. or Morgan Stanley Wealth Management research analyst or report.
Unless otherwise indicated, these views (if any) are the author's and may differ from those of the aforementioned research departments or others in the firms.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley
Japan Limited; in Hong Kong by Morgan Stanley Asia Limited; in Singapore by
Morgan Stanley Asia (Singapore) Pte., regulated by the Monetary Authority of
Singapore, which accepts responsibility for its contents; in Australia by
Morgan Stanley Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley
Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley,
S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish
Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United
States by Morgan Stanley and Co. LLC, which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan
Stanley and Co. International PLC, solely for the purposes of section 21 of the
Financial Services and Markets Act 2000 and is distributed in the European
Union by Morgan Stanley and Co. International PLC, except as provided above.
Private U.K. investors should obtain the advice of their Morgan Stanley and Co.
International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although
Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated
are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of
Morgan Stanley.

"PLUS(SM)" is a service mark of Morgan Stanley.

"Standard and Poor's([R])," "SandP([R])" and "SandP 500([R])" are trademarks of
Standard and Poor's Financial Services LLC ("SandP") and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by SandP, and
SandP makes no representation regarding the advisability of investing in the securities.

"EURO STOXX 50([R])" and "STOXX([R])" are registered trademarks of STOXX
Limited and have been licensed for use for certain purposes by Morgan Stanley.

"iShares([R])" is a registered mark of BlackRock Institutional Trust Company,
N.A.

 "Dow Jones([R])," "UBS([R])," "The Dow Jones-UBS Commodity Index(SM),"
"DJ-UBS(SM)" and "DJ-UBSCI(SM)" are service marks or trademarks of Dow Jones
Trademark Holdings LLC and UBS AG, as the case may be, and have been licensed for use for certain purposes by Morgan Stanley.

"WisdomTree([R])" is a registered mark of WisdomTree Investments, Inc.

[C] 2013 Morgan Stanley Smith Barney LLC. Member SIPC.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2013

                                                                         Page 34